UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
April 5, 2019
(Date of earliest event reported)
_______________________________________

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1401 Enclave Parkway, Suite 600 Houston, TX 77077
(Address of principal executive offices, including zip code)

(281) 589-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 31, 2018, Callon Petroleum Operating Company, a wholly owned subsidiary of Callon Petroleum Company (“Callon” or the “Company”), completed the acquisition of certain oil and natural gas producing properties and undeveloped acreage in the Delaware Basin from Cimarex Energy Company and certain of its subsidiaries (the “Delaware Asset Acquisition”).

In connection with the consummation of the Delaware Asset Acquisition, on November 14, 2018, the Company amended its current report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 4, 2018 to provide, among other things, (i) the Audited and Unaudited Statements of Revenue and Direct Operating Expenses for the Delaware Asset Acquisition for the year ended December 31, 2017 and Unaudited Statement of Revenues and Direct Operating Expenses of the Delaware Asset Acquisition for the six months ended June 30, 2018 and 2017, and the related notes thereto, and (ii) the Unaudited Pro Forma Consolidated Financial Statements of the Company for the year ended December 31, 2017 and for the six months ended June 30, 2018, and the related notes thereto.

This Form 8-K is being filed by the Company solely to provide additional disclosures required by Rule 3-05 and Article 11 of Regulation S-X.

Item 8.01. Other Events.

This Current Report on Form 8-K provides the following additional financial information:

•	Unaudited Pro Forma Consolidated Financial Statement of the Company for the year ended December 31, 2018, and the related notes thereto, attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title of Document

99.1	Unaudited Pro Forma Consolidated Financial Statement for the year ended December 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

April 5, 2019	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer